                                                                                                   EXHIBIT 11

                              DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                                    COMPUTATION OF NET INCOME PER SHARE

                                For the Five Years Ended October 31, 1997
                      (All amounts other than per share data are stated in thousands)

                                                                    Year Ended October 31
                                                --------------------------------------------------------------
                                                  1997         1996         1995         1994          1993
                                                --------     --------     --------     --------     ----------
 1.  Net income (loss).....................     $960,116     $817,286     $706,105     $603,563     $(920,860)
 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding..............           12           20           22           35             60
                                                --------     --------     --------     --------     ----------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures..........      $960,128     $817,306     $706,127     $603,598     $ (920,800)
                                                --------     --------     --------     --------     ----------
                                                --------     --------     --------     --------     ----------
PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding.................       253,723      260,547      260,494      258,438        231,847
                                                --------     --------     --------     --------     ----------
                                                --------     --------     --------     --------     ----------
 5.  Incremental shares:
       Dilutive common stock options.......        2,794        2,370        1,647        1,359          3,000
       Dilutive stock appreciation rights..           18           44           58          144             66
       Dilutive contingent shares..........          174          122
                                                --------     --------     --------     --------     ----------
         Total incremental shares..........        2,986        2,536        1,705        1,503          3,066
                                                --------     --------     --------     --------     ----------
                                                --------     --------     --------     --------     ----------

 6.  Primary net income (loss) per common
       share (1 divided by 4)..............     $   3.78*    $   3.14*    $   2.71*    $   2.34*    $   (3.97)*
                                                --------     --------     --------     --------     ----------
                                                --------     --------     --------     --------     ----------
FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7.  Weighted average number of common
       shares outstanding..................      253,723      260,547      260,494      258,438        231,874
 8.  Incremental shares:
       Dilutive common stock options.......        2,794        2,497        1,833        1,503          3,378
       Dilutive stock appreciation rights..           19           45           67          147            126
       Dilutive contingent shares..........          174          122
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001........           34           51           54           57            150
                                                --------     --------     --------     --------     ----------
10.      Total.............................      256,744      263,262      262,448      260,145        235,528
                                                --------     --------     --------     --------     ----------
                                                --------     --------     --------     --------     ----------


11.  Fully diluted net income (loss) per
       common share (3 divided by 10)......     $   3.78*    $   3.14*    $   2.71*    $   2.34*    $    (3.97)*
                                                --------     --------     --------     --------     ----------
                                                --------     --------     --------     --------     ----------

-----------------

 *  Net income per common share outstanding was used in the designated calculations since the dilutive effect of common stock options, stock appreciation rights, contingent shares and assumed conversion of convertible debentures was either immaterial or antidilutive.  All share and per share amounts have been adjusted retroactively for a three-for-one stock split effective
    November 17, 1995.

                                                           71